Nelnet Reports First Quarter 2024 Results
LINCOLN, Neb., May 9, 2024 - Nelnet (NYSE: NNI) today reported GAAP net income of $73.2 million, or $1.97 per share, for the first quarter of 2024, compared with GAAP net income of $26.5 million, or $0.71 per share, for the same period a year ago.
Net income, excluding derivative market value adjustments1, was $67.2 million, or $1.81 per share, for the first quarter of 2024, compared with $54.9 million, or $1.47 per share, for the same period in 2023.
“We are extremely pleased with the results of the first quarter,” said Jeff Noordhoek, chief executive officer of Nelnet. “Our core businesses performed well in an uncertain environment. We continue to look for market opportunities to capitalize on our strong liquidity position, including investing in our current businesses, loan acquisitions, strategic acquisitions and investments, and capital management initiatives. Year to date, we have repurchased almost 818,000 shares of our common stock at a price we believe is extremely attractive.”
Nelnet has four reportable operating segments, earning interest income on loans in its Asset Generation and Management (AGM) and Nelnet Bank segments, both part of the company's Nelnet Financial Services (NFS) division, and fee-based revenue in its Loan Servicing and Systems and Education Technology Services and Payments segments. Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate Activities.
Asset Generation and Management
The AGM operating segment reported loan and investment net interest income of $40.6 million during the first quarter of 2024, compared with $45.5 million for the same period a year ago. The decrease in 2024 was due to the expected runoff of the loan portfolio and a decrease in loan spread2. The average balance of loans outstanding decreased from $14.0 billion for the first quarter of 2023 to $11.6 billion for the same period in 2024.
AGM recognized a provision for loan losses in the first quarter of 2024 of $6.6 million ($5.0 million after tax), compared with $31.9 million ($24.2 million after tax) in the first quarter of 2023. Provision for loan losses is primarily impacted by loans acquired during the period. AGM acquired $80.7 million in loans in the first quarter of 2024, compared with $253.7 million for the same period in 2023.
AGM recognized income of $5.7 million ($4.3 million after tax) related to changes in the fair value of derivative instruments that do not qualify for hedge accounting during the first quarter of 2024, compared with a loss of $37.4 million ($28.4 million after tax) for the same period in 2023.
AGM recognized net income after tax of $25.6 million for the three months ended March 31, 2024, compared with a loss of $0.2 million for the same period in 2023.
Nelnet Bank
As of March 31, 2024, Nelnet Bank had a $483.7 million loan portfolio and total deposits, including intercompany deposits, of $960.6 million. Nelnet Bank recognized net income after tax for the three months ended March 31, 2024 of $0.9 million, compared with a net loss of $0.1 million for the same period in 2023.
Loan Servicing and Systems
Revenue from the Loan Servicing and Systems segment was $127.2 million for the first quarter of 2024, compared with $139.2 million for the same period in 2023.
As of March 31, 2024, the company was servicing $532.2 billion in government-owned, FFEL Program, private education, and consumer loans for 15.9 million borrowers, compared with $578.6 billion in servicing volume for 17.3 million borrowers as of March 31, 2023.
The Loan Servicing and Systems segment reported net income after tax of $12.2 million for the three months ended March 31, 2024, compared with $19.2 million for the same period in 2023.

1 Net income, excluding derivative market value adjustments, is a non-GAAP measure. See "Non-GAAP Performance Measures" at the end of this press release and the "Non-GAAP Disclosures" section below for explanatory information and reconciliations of GAAP to non-GAAP financial information.

2 Loan spread represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

Education Technology Services and Payments
For the first quarter of 2024, revenue from the Education Technology Services and Payments operating segment was $143.5 million, an increase from $133.6 million for the same period in 2023. Revenue less direct costs to provide services for the first quarter of 2024 was $94.9 million, compared with $85.9 million for the same period in 2023.
Net income after tax for the Education Technology Services and Payments segment was $36.2 million for the three months ended March 31, 2024, compared with $28.7 million for the same period in 2023. Net income for the three months ended March 31, 2024 and 2023 included $7.9 million ($6.0 million after tax) and $6.0 million ($4.6 million after tax) of interest income, respectively.
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter compared with the remainder of the year.
Corporate Activities
Included in corporate activities is the operating results of the company's 45 percent voting membership interest in ALLO Holdings LLC, a holding company for ALLO Communications LLC (ALLO). During the first quarter of 2024, the company recognized a loss on its ALLO voting membership interests investment of $10.7 million ($8.1 million after tax), compared with a loss of $20.2 million ($15.4 million after tax) for the same period in 2023. Absent additional equity contributions, the company will not recognize additional losses for its voting membership interests in ALLO.
Share Repurchases
Year to date through May 9, 2024, the company has repurchased 817,826 Class A common shares for $75.3 million (average price of $92.01 per share), including a total of 396,724 Class A common shares for $35.5 million ($89.41 per share) repurchased during the three months ended March 31, 2024.
Board of Directors Declares Second Quarter Dividend
The Nelnet Board of Directors declared a second-quarter cash dividend on the company's outstanding shares of Class A common stock and Class B common stock of $0.28 per share. The dividend will be paid on June 14, 2024, to shareholders of record at the close of business on May 31, 2024.
Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” "ensure," “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are based on management's current expectations as of the date of this release and are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the company under existing and future servicing contracts with the Department of Education, risks related to unfavorable contract modifications or interpretations, and risks related to the company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, FFEL Program, private education, and consumer loans; loan portfolio risks such as prepayment or default risk, credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFEL Program, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFEL Program, private education, consumer, and other loans; financing and liquidity risks, including risks of changes in the interest rate environment; risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets; risks related to a breach of or failure in the company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches; risks related to use of artificial intelligence; uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration; risks related to the expected benefits to the company from its continuing investment in ALLO and Hudl, and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and rising construction costs; risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the company both within and outside of its historical core education-related businesses; risks from changes in economic conditions and consumer behavior; risks related to the company's ability to adapt to technological change; risks related to the exclusive forum provisions in the company's articles of incorporation; risks related to the company's executive chairman's ability to control matters related to the company through voting rights; risks related to related party transactions; risks and uncertainties associated with climate change; risks related to natural disasters, terrorist activities, or international hostilities; and risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the company's consolidated financial statements.
For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by the company with the Securities and Exchange Commission. All forward-looking statements in this release are as of the date of this release. Although the company may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in the company's expectations, the company disclaims any commitment to do so except as required by law.
Non-GAAP Performance Measures
The company prepares its financial statements and presents its financial results in accordance with U.S. GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. Reconciliations of GAAP to non-GAAP financial information, and a discussion of why the company believes providing this additional information is useful to investors, is provided in the "Non-GAAP Disclosures" section below.

Consolidated Statements of Operations
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Interest income:
Loan interest	$216,724	227,234	225,243
Investment interest	52,078	48,019	40,725
Total interest income	268,802	275,253	265,968
Interest expense on bonds and notes payable and bank deposits	194,580	205,335	199,449
Net interest income	74,222	69,918	66,519
Less provision for loan losses	10,928	10,924	34,275
Net interest income after provision for loan losses	63,294	58,994	32,244
Other income (expense):
Loan servicing and systems revenue	127,201	128,816	139,227
Education technology services and payments revenue	143,539	106,052	133,603
Solar construction revenue	13,726	11,982	8,651
Other, net	17,015	(27,493)	(14,071)
(Loss) gain on sale of loans, net	(41)	6,987	11,812
Impairment expense	—	(26,951)	—
Derivative market value adjustments and derivative settlements, net	9,721	(8,654)	(14,074)
Total other income (expense), net	311,161	190,739	265,148
Cost of services:
Cost to provide education technology services and payments	48,610	39,379	47,704
Cost to provide solar construction services	14,229	23,371	8,299
Total cost of services	62,839	62,750	56,003
Operating expenses:
Salaries and benefits	143,875	152,917	152,710
Depreciation and amortization	16,769	22,004	16,627
Other expenses	56,845	51,697	40,785
Total operating expenses	217,489	226,618	210,122
Income (loss) before income taxes	94,127	(39,635)	31,267
Income tax (expense) benefit	(23,119)	9,722	(8,250)
Net income (loss)	71,008	(29,913)	23,017
Net loss attributable to noncontrolling interests	2,202	21,359	3,470
Net income (loss) attributable to Nelnet, Inc.	$73,210	(8,554)	26,487
Earnings per common share:
Net income (loss) attributable to Nelnet, Inc. shareholders - basic and diluted	$1.97	(0.23)	0.71
Weighted average common shares outstanding - basic and diluted	37,156,971	37,354,406	37,344,604

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2024	December 31, 2023	March 31, 2023
Assets:
Loans and accrued interest receivable, net	$11,829,078	13,108,204	14,561,108
Cash, cash equivalents, and investments	2,101,373	2,039,080	2,175,144
Restricted cash and investments	797,217	875,348	710,469
Goodwill and intangible assets, net	200,699	202,848	237,690
Other assets	470,295	511,165	398,198
Total assets	$15,398,662	16,736,645	18,082,609
Liabilities:
Bonds and notes payable	$10,582,513	11,828,393	13,438,416
Bank deposits	802,061	743,599	675,767
Other liabilities	756,308	942,738	745,097
Total liabilities	12,140,882	13,514,730	14,859,280
Equity:
Total Nelnet, Inc. shareholders' equity	3,305,862	3,262,621	3,229,683
Noncontrolling interests	(48,082)	(40,706)	(6,354)
Total equity	3,257,780	3,221,915	3,223,329
Total liabilities and equity	$15,398,662	16,736,645	18,082,609
Contacts:
Media, Ben Kiser, 402.458.3024, or Investors, Phil Morgan, 402.458.3038, both of Nelnet, Inc.

Non-GAAP Disclosures
(Dollars in thousands, except share data)
(unaudited)
Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to business trends to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. The company reports this non-GAAP information because the company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
Net income, excluding derivative market value adjustments

	Three months ended March 31,
	2024	2023
GAAP net income attributable to Nelnet, Inc.	$73,210	26,487
Realized and unrealized derivative market value adjustments (a)	(7,964)	37,411
Tax effect (b)	1,911	(8,979)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$67,157	54,919

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.97	0.71
Realized and unrealized derivative market value adjustments (a)	(0.21)	1.00
Tax effect (b)	0.05	(0.24)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$1.81	1.47

(a)    "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the company’s derivative transactions with the intent that each is economically effective; however, the company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the company’s performance and in presentations with credit rating agencies, lenders, and investors.
(b)    The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.